Exhibit 99.1

FOR IMMEDIATE RELEASE

Premier Inc. to Acquire Acurity and Nexera Businesses from the Greater New York Hospital Association

Acurity Purchase Secures Significant Long-Term Member Relationships

Nexera Purchase Accelerates Premier’s End-to-End Supply Chain Strategy

With Industry-Leading Consulting and Co-management Capabilities

CHARLOTTE, N.C. — February 4, 2020 — Premier Inc. (NASDAQ: PINC), a leading healthcare improvement company, today announced that it has entered into a definitive agreement to acquire substantially all the assets and certain liabilities of Acurity, Inc. and Nexera, Inc., two indirect wholly owned subsidiaries of the Greater New York Hospital Association (“GNYHA”), for approximately $291.5 million, comprised of approximately $166.1 million in cash at close and additional estimated deferred payments of $125.4 million.

Acurity, a regional group purchasing organization (“GPO”), has been a customer and strategic partner of Premier for more than 24 years. With members comprising more than 300 hospitals and 2,700 health-related facilities, Acurity has considerable scale, accounting for approximately $68.0 million, or 10 percent, of Premier’s total net administrative fees revenue in Premier’s FY2019.

Nexera, a hospital financial improvement consulting firm, partners with healthcare organizations to improve hospital and health system performance, with a significant focus on supply chain enhancement and transformation. Nexera manages and co-manages supply chain operations for a number of Acurity clients, driving down hospital costs through rigorous processes, including value analysis, product standardization and strategic resource allocation.

Under terms of the agreement, the $291.5 million purchase price is comprised of the following: Premier will pay the sellers $125.0 million for the Acurity and Nexera businesses at close and another $120.0 million over four years, payable in $30.0 million increments each year between FY2021 and FY2024. Premier will also pay approximately $46.5 million for the estimated discounted present value of the expected Tax Receivable Agreement value for all Premier Class B Common Units that will be exchanged by GNYHA through November 2, 2020, of which $41.1 million will be paid at close and an estimated $5.4 million will be paid when a final calculation can be made.

Separately, a contingent payment opportunity of up to $30.0 million may be made to the sellers in FY2025, based on Premier’s achievement of a range of member renewals on terms to be agreed to by Premier and the sellers based on prevailing market conditions in December 2023.

“We have built a strong, mutually-beneficial relationship with GNYHA and its member hospitals over more than two decades, and today’s announcement is a testament to the unique strategic alignment, close collaboration and the overall strength of these relationships,” said

Susan DeVore, Chief Executive Officer of Premier. “Through these acquisitions, we expect to build upon the significant revenue that Acurity currently drives to Premier and unlock significant added value by providing Premier’s technology and services to these member hospitals. This transaction underscores the confidence that GNYHA and Acurity’s members have in our highly differentiated, total-value approach driven by our industry-leading GPO, data and analytics and consulting capabilities.”

DeVore added, “Consistent with our focus on helping our members effectively manage their supply chain costs and improve patient care, we are eager to extend Nexera’s capabilities to our broader channel of member health systems. Nexera has deep relationships with its members, outstanding management expertise and proven hospital co-management capabilities that we expect to leverage to streamline our contracting processes and further enhance our end-to-end supply chain strategy. We are excited to scale Nexera’s business outside the New York tri-state market and expect to unlock significant opportunities by connecting Nexera’s value analysis services with Premier’s clinical comparative effectiveness analytics.”

In a joint statement, Jody Lomeo, Chairman of GNYHA Ventures and Chief Executive Officer of Buffalo, N.Y.-based Kaleida Health, and Lee Perlman, President of GNYHA Ventures, said: “The time was right to fully align Premier’s vision and leadership, GNYHA’s business assets and expertise, and the hospital community’s need to better leverage all the resources of a world-class healthcare improvement company. We are confident that Acurity and Nexera are in terrific hands, and that Kaleida Health and all Acurity member hospitals will greatly benefit from this transaction.”

Transaction Delivers Compelling Benefits:

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Adds highly complementary supply chain co-management, consulting capabilities and talent. As a stand-alone business with unique co-management expertise, consulting capabilities and a loyal customer base, Nexera brings compelling and complementary offerings to Premier’s portfolio. Its hospital supply chain co-management services are expected to accelerate Premier’s end-to-end technology-enabled supply chain strategy. Premier expects to further scale and expand Nexera’s business outside of the New York tri-state area to provide technology-enabled value analysis capabilities, supply chain business intelligence and consolidated and virtual buying functions to a broader array of clients. At the same time, with new direct relationships with Nexera customers, Premier believes it is better positioned to deliver greater value to existing relationships, including additional clinical, operational and financial analytics and services that can help drive improved financial performance.

•

Enhances visibility to future revenue streams through acquired group purchasing contracts. Premier is acquiring all of Acurity’s member participation contracts. Over 82% of Acurity gross administrative fees are under contract with no early termination provision through December 31, 2024, with the remainder of gross administrative fees under ongoing existing contractual relationships. Notably, much of Acurity’s GPO roster consists of long-term members who are familiar with Premier and have been purchasing through Premier contracts for many years.

•

Retains significant existing revenue streams. Under terms of the agreement, Premier will receive 100 percent of the revenue generated by Nexera and 100 percent of the gross administrative fees generated by Acurity, sharing fees directly with Acurity’s underlying members in accordance with those members contracts. On a pro forma basis, Premier expects aggregate contracted net administrative fee share payments to members acquired through Acurity to be consistent with Premier’s overall aggregate administrative fee share in the mid-30 percent range. In addition, in connection with the restructuring of its contract portfolio ahead of this transaction, Acurity agreed to provide one-time rebates to certain Acurity members based on their pre-closing purchasing volume. From an accounting perspective, Premier has concluded that it is required to treat these payments as prepaid contract administrative fee share and amortize them over the life of the acquired contracts on Premier’s financial statements. When considering the non-cash amortization of these payments, the effective administrative fee share expense to Acurity members under the acquired contracts averages in the low 50-percent range.

•

Expected to generate synergies. Premier expects to achieve approximately $3.2 million of initial anticipated cost synergies in FY2020, assuming the transaction closes by March 1, 2020, and annualized synergies of approximately $14.8 million by the end of FY2021, which will help offset the dilutive impact of the acquisitions. These synergies are expected to be realized by eliminating functional overlap between Premier and Acurity, particularly in the areas of supply chain contracting, member analytics and reporting, development and implementation of enhanced contracts and member communications and outreach. Premier also expects to achieve synergies by further eliminating duplicative GPO costs and accelerating its end-to-end enterprise supply chain strategy with Nexera’s unique co-management capabilities.

Acurity and Nexera are headquartered in New York and together employ approximately 200 professionals. Upon closing, the Acurity and Nexera businesses will continue to operate out of New York and be integrated into and reported as part of Premier’s Supply Chain Services segment.

Pursuant to the agreement, Premier intends to fund the transaction with borrowings under its revolving credit facility, and GNYHA will cease to be a limited partner in Premier on November 2, 2020. The transaction is expected to close on or about February 28, 2020, subject to customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act.

BofA Securities, Inc. is serving as financial advisor to Premier. J.P. Morgan Securities, LLC is serving as financial advisor to GNYHA.

Second-Quarter FY2020 Financial Results and FY2020 Guidance

Premier separately reported its fiscal second-quarter financial results and revised FY2020 financial guidance today, raising its FY2020 guidance range for Supply Chain Services and Consolidated revenue, reducing the guidance range for Performance Services revenue and affirming the existing guidance ranges for non-GAAP adjusted EBITDA and adjusted fully distributed earnings per share. The revised guidance incorporates the following expected impacts from the anticipated acquisition of Acurity and Nexera, pending adjustments at closing: Accounting for the non-cash amortization of one-time rebates provided by Acurity to its members and the overall infrastructure costs associated with the acquired businesses, FY2020 non-GAAP adjusted EBITDA and adjusted fully distributed earnings per share, including initial synergies, are expected to be negatively impacted by approximately $11.0 million to $13.0 million and $0.05 to $0.08, respectively, assuming the transaction closes by March 1, 2020. FY2020 revenue is not expected to be materially impacted by the transaction.

Future impact of the transaction will be factored into FY2021 guidance.

About Premier, Inc.

Premier Inc. (NASDAQ: PINC) is a leading healthcare improvement company, uniting an alliance of more than 4,000 U.S. hospitals and health systems and approximately 175,000 other providers and organizations to transform healthcare. With integrated data and analytics, collaboratives, supply chain solutions, and consulting and other services, Premier enables better care and outcomes at a lower cost. Premier plays a critical role in the rapidly evolving healthcare industry, collaborating with members to co-develop long-term innovations that reinvent and improve the way care is delivered to patients nationwide. Headquartered in Charlotte, N.C., Premier is passionate about transforming American healthcare. Please visit Premier’s news and investor sites on www.premierinc.com; as well as Twitter, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

About Acurity, Inc.

Acurity is an organization of healthcare professionals committed to helping providers deliver better care and reduce operating expenses through enhanced supply chain performance. Acurity has combined a regional contracting program with the power of national aggregation to deliver a best-in-class purchasing portfolio. Acurity’s leading industry experts identify data-driven methods that optimize hospital and health-system resources to improve both quality and the bottom line. www.acurity.com

About Nexera, Inc.

Nexera is a national healthcare consulting firm with roots in supply chain and performance improvement. Nexera ties total costs and care quality to financial reimbursements to deliver value-driven healthcare business results. By tailoring their work to client resources and culture, Nexera creates sustainable results for health system transformation. www.nexerainc.com

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, such as those related to the expected closing date and future operations and integration matters described herein, and the statements in this press release under the heading “Transaction Delivers Compelling Benefits” and “Second-Quarter FY2020 Financial Results and FY2020 Guidance”, including Premier’s ability to scale and expand Nexera’s products, services and geographic reach, ability to retain significant revenues, the amount of the anticipated negative impact on Adjusted EBITDA, and ability to realize the expected financial impacts, contributions and synergies of the transaction are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC and available on Premier’s website at http://investors.premierinc.com. You should carefully read these reports. Forward looking statements speak only as of the date they are made. Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date.

Investor relations contact:

Jim Storey

Vice President, Investor Relations

704.816.5958

jim_storey@premierinc.com

Media contact:

Amanda Forster

Vice President, Public Relations

202.879.8004

amanda_forster@premierinc.com